Exhibit 99.1

Nuvalent Announces “OnTarget 2026” Operating Plan and Key Anticipated Milestones

Targeting first approved product in 2026 towards realizing mission of bringing new, potential best-in-class treatments to patients with cancer

Well-capitalized to support OnTarget 2026 initiatives with operating runway anticipated into 2027

Company to present at 42nd Annual J.P. Morgan Healthcare Conference on Tuesday, January 9th at 7:30 a.m. PT

CAMBRIDGE, Mass. — Jan. 8, 2024 — Nuvalent, Inc. (Nasdaq: NUVL), a clinical-stage biopharmaceutical company focused on creating precisely targeted therapies for clinically proven kinase targets in cancer, today announced its “OnTarget 2026” operating plan to guide efforts towards having its first potential approved product in 2026.

“Over the last three years, Nuvalent has evolved from an emerging preclinical-stage start-up to an established biotech leader in advanced clinical development. In this period, we have disclosed three novel programs, demonstrated preliminary proof-of-concept for our two lead clinical programs, and launched our first registration-directed study,” said James Porter, Ph.D., Chief Executive Officer at Nuvalent. “These accomplishments demonstrate a track record of successful execution and resolute focus on our founding goal: to translate our expertise in chemistry and structure-based drug design into potential best-in-class treatments for patients with cancer.”

Dr. Porter continued, “2024 marks the beginning of the ‘next 3 years’ culminating in our first potential FDA approval expected in 2026, a critical milestone towards fulfilling our commitment to patients. Throughout this year, our priority is on execution of the global registrational strategies for our ROS1 and ALK programs that underpin our ultimate goal of moving up the treatment paradigm, including the potential launch of our first-line ALK strategy. We expect pivotal data from at least one of our parallel-lead programs in 2025 in support of potential New Drug Application submissions in 2026. By 2026, we also anticipate further advancing our HER2 program and our pipeline of discovery programs.”

“‘OnTarget 2026’ outlines a clear set of mission-driven priorities that also deliver multiple transformative catalysts for our stakeholders over the short, intermediate, and long term,” said Alexandra Balcom, Chief Financial Officer at Nuvalent. “Backed by strong product candidates, scientific rigor, and a bolstered balance sheet, we believe we are well positioned to continue achieving our goals as a growing team aligned around a firm commitment to patient impact.”

OnTarget 2026: The Path to Patient Impact

OnTarget 2026 delineates Nuvalent’s 3-year operating plan towards bringing new, potential best-in-class medicines to patients with cancer. As part of this plan, Nuvalent expects to achieve the following anticipated milestones throughout 2024, leading to the company’s first potential pivotal data in 2025 and first potential approved product in 2026:

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2024: Execute on Global Registrational Strategies
o
Progress the Phase 2 portion of its ARROS-1 trial of NVL-520 in patients with advanced ROS1-positive NSCLC with registrational intent;
o
Initiate the Phase 2 portion of its ALKOVE-1 trial of NVL-655 in patients with advanced ALK-positive NSCLC with registrational intent;

o
Launch the front-line development strategy for its ALK program;
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Initiate the Phase 1 trial for its HER2 program; and,
o
Present interim data from its ongoing ARROS-1 and ALKOVE-1 clinical trials at medical meetings.
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2025: First Pivotal Data
•
2026: First Approved Product

2023 Year-End Cash and Guidance

Nuvalent ended 2023 with approximately $719.9 million in cash, cash equivalents and marketable securities (unaudited), which, based on its current operating plans, is expected to fund its operations into 2027. This amount is a preliminary, unaudited estimate only as of today, could change following completion of year-end closing procedures, and does not present all information necessary for an understanding of our financial position as of December 31, 2023.

Presentation at 42nd Annual J.P. Morgan Healthcare Conference

Dr. Porter will present at the 42nd Annual J.P. Morgan Healthcare Conference in San Francisco on Tuesday, January 9, 2024 at 7:30 a.m. PT in San Francisco. A live webcast will be available in the Investors section of Nuvalent's website at www.nuvalent.com, and will be archived for 30 days following the conference.

About NVL-520

NVL-520 is a brain-penetrant ROS1-selective inhibitor created with the aim to overcome limitations observed with currently available ROS1 inhibitors. NVL-520 is designed to remain active in tumors that have developed resistance to currently available ROS1 inhibitors, including tumors with treatment-emergent ROS1 mutations such as G2032R. In addition, NVL-520 is designed for brain penetrance to potentially improve treatment options for patients with brain metastases, and to avoid inhibition of the structurally related tropomyosin receptor kinase (TRK) family. Together, these characteristics have the potential to avoid TRK-related CNS adverse events seen with dual TRK/ROS1 inhibitors and to drive deep, durable responses for patients across all lines of therapy. NVL-520 has received orphan drug designation for ROS1+ non-small cell lung cancer (NSCLC) and is currently being investigated in the ARROS-1 trial (NCT05118789), a first-in-human Phase 1/2 clinical trial for patients with advanced NSCLC and other solid tumors.

About NVL-655

NVL-655 is a novel brain-penetrant ALK-selective inhibitor created with the aim to overcome limitations observed with currently available ALK inhibitors. NVL-655 is designed to remain active in tumors that have developed resistance to first-, second-, and third-generation ALK inhibitors, including tumors with both single or compound treatment-emergent ALK mutations such as those involving G1202R. In addition, NVL-655 is designed for CNS penetrance to improve treatment options for patients with brain metastases, and to avoid inhibition of the structurally related tropomyosin receptor kinase (TRK) family. Together, these characteristics have the potential to avoid TRK-related CNS adverse events seen with dual TRK/ALK inhibitors and to drive deep, durable responses for patients across all lines of therapy. NVL-655 has received orphan drug designation for ALK+ non-small cell lung cancer (NSCLC) and is currently being investigated in the ALKOVE-1 clinical trial (NCT05384626), a first-in-human Phase 1/2 clinical trial for patients with advanced ALK-positive NSCLC and other solid tumors.

About NVL-330

NVL-330 is a novel, brain-penetrant, and HER2-selective tyrosine kinase inhibitor designed to address the combined medical need of treating HER2-mutant tumors, including those with HER2 exon 20 insertion mutations, avoiding treatment related adverse events due to off-target inhibition of wild-type EGFR, and treating brain metastases.

About Nuvalent

Nuvalent, Inc. (Nasdaq: NUVL) is a clinical-stage biopharmaceutical company focused on creating precisely targeted therapies for patients with cancer, designed to overcome the limitations of existing therapies for clinically proven kinase targets. Leveraging deep expertise in chemistry and structure-based drug design, we develop innovative small molecules that have the potential to overcome resistance, minimize adverse events, address brain metastases, and drive more durable responses. Nuvalent is advancing a robust pipeline with investigational candidates for ROS1-positive, ALK-positive, and HER2-positive non-small cell lung cancer, and multiple discovery-stage research programs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Nuvalent's strategy, business plans, and focus; the period over which Nuvalent estimates its cash, cash equivalents and marketable securities will be sufficient to fund its future operating expenses and capital expenditure requirements; Nuvalent’s estimate of its cash, cash equivalents and marketable securities as of December 31, 2023; the expected timing of data announcements and FDA product approvals; the preclinical and clinical development programs for NVL-520, NVL-655 and NVL-330; the potential clinical effect of NVL-520 and NVL-655; the potential benefits of NVL-330; the design and enrollment of the ARROS-1 and ALKOVE-1 trials, including their intended pivotal registration-directed design; the potential of Nuvalent's pipeline programs, including NVL-520, NVL-655 and NVL-330; the implications of data readouts and presentations; timing and content of potential discussions with regulators and investigators; the design and timing of the planned Phase 2 portion of the ARROS-1 and ALKOVE-1 trials; Nuvalent's research and development programs for the treatment of cancer; and risks and uncertainties associated with drug development. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "aim," "goal," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" or the negative of these terms and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. You should not place undue reliance on these statements or the scientific data presented.

Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties, and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation: risks that Nuvalent may not fully enroll the ARROS-1 or ALKOVE-1 trials or that enrollment will take longer than expected; unexpected concerns that may arise from additional data, analysis, or results obtained during preclinical studies or clinical trials; the risk that results of earlier clinical trials may not be predictive of the results of later-stage clinical trials; the risk that data from our clinical trials may not be sufficient to support registration and that

Nuvalent may be required to conduct one or more additional studies or trials prior to seeking registration of our product candidates; the occurrence of adverse safety events; risks that the FDA may not approve our potential products on the timelines we expect, or at all; risks of unexpected costs, delays, or other unexpected hurdles; risks that Nuvalent may not be able to nominate drug candidates from its discovery programs; the direct or indirect impact of public health emergencies or global geopolitical circumstances on the timing and anticipated timing and results of Nuvalent's clinical trials, strategy, and future operations, including the ARROS-1 and ALKOVE-1 trials; the timing and outcome of Nuvalent's planned interactions with regulatory authorities; risks related to obtaining, maintaining, and protecting Nuvalent's intellectual property; and the risk that Nuvalent’s estimate of its cash, cash equivalents and marketable securities as of December 31, 2023 may differ from the final amount determined upon completion of its year-end closing procedures. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Nuvalent's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as well as any prior and subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Nuvalent's views only as of today and should not be relied upon as representing its views as of any subsequent date. Nuvalent explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact

Chelcie Lister

clister@nuvalent.com

Media Contact

Amanda Sellers
Verge Scientific Communications
asellers@vergescientific.com